Exhibit 10.1

THE NEW HOME COMPANY INC.
2016 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
The New Home Company Inc. (the “Company”) has granted to the participant listed below (“Participant”) the stock option (the “Option”) described in this Stock Option Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Amended and Restated 2016 Incentive Award Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:	[Can be no later than 10th anniversary of Grant Date]
Vesting Commencement Date:
Vesting Schedule:
The Option granted hereby (the “Grant Amount”) shall vest in respect of one-third of the Shares subject thereto on each of the first, second and third anniversaries of the Grant Date, (a) rounding up to the nearest whole Share on the first anniversary, (b)(i) if immediately following the vesting on the first anniversary, there is an odd number of unvested Shares subject to the Option remaining, rounding up to the nearest whole Share on the second anniversary and (ii) if immediately following the vesting on the first anniversary, there is an even number of unvested Shares subject to the Option remaining, rounding down to the nearest whole Share on the second anniversary and (c) rounding down to the nearest whole Share on the third anniversary; subject to the terms of the Agreement. To the extent the foregoing rounding procedures would result an aggregate number of Shares granted that is not equal to the Grant Amount, the Company shall cause the Shares to vest as nearly as possible to one-third of the Shares subject to the Grant at each anniversary such that each vest has a whole number of Shares and results in an aggregate amount of Shares granted to Participant that is equal to the Grant Amount.

Type of Option	[Incentive Stock Option/Non-Qualified Stock Option]

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By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

THE NEW HOME COMPANY INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

STOCK OPTION AGREEMENT
ARTICLE I.
GENERAL
1.1    Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Defined Terms.      Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Cause” shall have the meaning provided in an applicable employment or other service agreement between the Company (or its Subsidiaries or affiliates) and Participant if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean the occurrence of any of the following conditions:
(i)    conviction or plea of guilty or nolo contendere to a charge of commission of a felony or a misdemeanor involving moral turpitude;
(ii)    the commission of dishonest, fraudulent or deceptive acts or practices in connection with Participant’s status as a Service Provider that are materially injurious to the Company, monetarily or otherwise;
(iii)    Participant’s material breach of any Company policy; or
(iv)    Participant’s ongoing willful refusal to follow the proper and lawful directions of the Company after a written demand for substantial performance is delivered to Participant by the Company that specifically identifies the manner in which the Company believes that Participant has refused to follow its instructions and Participant’s failure to cure such refusal not later than 30 days following his or her receipt of such notice.
For purposes of this definition, no act, or failure to act, on the part of Participant shall be considered “willful” unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant’s action or omission was in the best interests of the Company.
(b)    “CIC Protection Period” shall mean on or within 24 months following a Change in Control.
(c)    “Disability” shall mean Participant’s absence for a period of 120 consecutive business days or 180 days in a 365 day period as a result of incapacity due to a physical or mental condition, illness or injury, such determination to be made by a physician mutually acceptable to the Company and Participant or Participant’s legal representative (such acceptance not to be unreasonably withheld) after such physician has completed an examination of Participant.
(d)    “Retirement” shall mean Participant’s Separation from Service, other than as a result of Participant’s death or termination by the Company for Cause, on or after the first anniversary of the Grant Date and Participant has (i) attained at least 65 years of age, and (ii) completed at least five consecutive years of service as an employee of the Company.
(e)    “Separation from Service” shall mean Participant’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code.
(f)    “Severance Agreement” shall mean an applicable employment, severance or other agreement between the Company (or its Subsidiaries or affiliates) and Participant if such an agreement exists and contains severance payments and/or benefits upon a qualifying termination of service in connection with a Change in Control.
ARTICLE II.
PERIOD OF EXERCISABILITY
2.1    Vesting; Commencement of Exercisability.
(a)    Except as otherwise provided in Sections 2.1(b)-(e) below, the Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”).
(b)    Subject to Section 2.1(d), in the event that Participant experiences a Termination of Service due to a termination by the Company without Cause, by Participant for Good Reason (as defined in a Severance Agreement, and if and only if such agreement exists between Participant and the Company), or due to Participant’s death or Disability, then the Option shall vest and become exercisable with respect to the number of Shares underlying the Option that would have become vested and exercisable on the first vesting date after such Termination of Service, had Participant remained in service through such date.
(c)    In the event that Participant experiences a Termination of Service due to Participant’s Retirement, then the Option shall vest and become exercisable with respect to the number of Shares underlying the Option equal to (i) the number of Shares underlying the Option that would have become vested and exercisable on the first vesting date after such Termination of Service, had Participant remained in service through such date, multiplied by (ii) the product of (A) 1/12, and (B) the number of whole months between the vesting date immediately preceding such Termination of Service and the date of termination.
(d)    Notwithstanding Section 2.1(b), in the event that Participant experiences a Termination of Service due to a termination by the Company without Cause or by Participant for Good Reason (as defined in a Severance Agreement, and if and only if such agreement exists between Participant and the Company), in either case, during the CIC Protection Period, then the Option shall vest and become exercisable in full as of the date of termination.
(e)    Except as provided above in Sections 2.1(b)-(d), in the event that Participant experiences a Termination of Service for any reason, and notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service. For the avoidance of doubt, if Participant has no Severance Agreement which provides for rights upon a Termination of Service by Participant for Good Reason, such Participant shall not be entitled to any accelerated vesting of Participant’s Options under this Section 2.1 upon a Termination of Service by Participant for Good Reason.
2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)    The final expiration date in the Grant Notice;
(b)    Except as the Administrator may otherwise approve, the expiration of three months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death, Disability or Retirement;
(c)    Except as the Administrator may otherwise approve, the expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
(d)    Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
ARTICLE III.
EXERCISE OF OPTION
3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.
3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
3.3    Tax Withholding.
(a)    The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value (determined by the Company in its sole discretion) on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
4.13    Incentive Stock Options. If the Option is designated as an Incentive Stock Option:
(a)    Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant also acknowledges that if the Option is exercised more than three months after Participant’s Termination of Service, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.
(b)    Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
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